Exhibit 99.1
FOR IMMEDIATE RELEASE:
Orrstown Financial Services, Inc. Reports Second Quarter 2026 Results

•Net income of $21.2 million, or $1.09 per diluted share, for the three months ended June 30, 2026 compared to net income of $21.8 million, or $1.12 per diluted share, for the three months ended March 31, 2026;
•Return on average assets was 1.53% and return on average equity was 13.96% for the three months ended June 30, 2026, compared to 1.59% and 14.76%, respectively, for the three months ended March 31, 2026;
•Subordinated notes of $31.0 million were redeemed on June 30, 2026; the remaining fair value mark of $1.6 million was amortized and reflected in interest expense during the second quarter of 2026;
•Net interest margin, on a tax equivalent basis, was 3.87% in the second quarter of 2026 compared to 3.90% in the first quarter of 2026; excluding the amortization of the fair value mark on the redeemed subordinated notes, net interest margin was 4.00% (1) in the second quarter of 2026;
•Total loans increased by $51.7 million, or approximately 5% annualized, from March 31, 2026 to June 30, 2026; classified loans decreased by $8.4 million and nonaccrual loans decreased by $6.2 million during the second quarter of 2026; nonaccrual loans to total loans decreased to 0.58% at June 30, 2026 from 0.74% at March 31, 2026;
•Noninterest income was $13.8 million for the three months ended June 30, 2026 compared to $15.6 million for the three months ended March 31, 2026 due to $2.4 million in income from life insurance policy death benefits recorded in the first quarter of 2026;
•The purchase of federal income tax credits resulted in a $1.6 million income tax benefit;
•Tangible common equity increased to 9.5% of total tangible assets at June 30, 2026 from 9.2% at March 31, 2026;
•Tangible book value per common share(1) increased to $26.71 at June 30, 2026 from $25.76 at March 31, 2026; and
•The Board of Directors declared a cash dividend of $0.30 per common share, payable August 11, 2026, to shareholders of record as of August 4, 2026.

HARRISBURG, PA (July 21, 2026) -- Orrstown Financial Services, Inc. (the "Company") (NASDAQ: ORRF), the parent company of Orrstown Bank (the “Bank”), announced earnings for the periods ended June 30, 2026. Net income totaled $21.2 million for the three months ended June 30, 2026, compared to net income of $21.8 million and $19.4 million for the three months ended March 31, 2026 and June 30, 2025, respectively. Diluted earnings per share was $1.09 for the three months ended June 30, 2026, compared to $1.12 and $1.01 for the three months ended March 31, 2026 and June 30, 2025, respectively. For the second quarter of 2025, excluding the impact from merger-related expenses, net of taxes, net income and diluted earnings per share were $20.2 million(1) and $1.04(1), respectively.
“Orrstown is pleased to have produced an outstanding quarter in which the strength of our foundation was evident in our key financial metrics,” said Adam L. Metz, President and Chief Executive Officer. "The core net interest margin expanded during the quarter as we continued to effectively manage funding costs. The redemption of the subordinated notes is expected to enhance future performance. We continue to create strong fee income from a variety of sources, highlighted by record quarterly wealth management revenue. We maintain a strong credit risk profile and we expect to continue to build upon our capital ratios at a healthy pace through earnings generation. With a solid balance sheet, diversified revenue streams and strong momentum across the organization, we are well positioned to build on our success in the second half of 2026 and beyond.”

(1) Non-GAAP measure. See Appendix A for additional information.

DISCUSSION OF RESULTS
Balance Sheet
Loans
Loans held for investment increased by $51.7 million in the three months ended June 30, 2026 and totaled $4.1 billion at both June 30, 2026 and March 31, 2026. Residential mortgages increased by $32.8 million, or approximately 16% annualized, of which $17.1 million were home equities, and commercial loans increased by $18.9 million, or approximately 2% annualized, from March 31, 2026 to June 30, 2026.
Investment Securities
Investment securities, all of which are classified as available-for-sale, increased by $2.3 million to $949.3 million at June 30, 2026 from $947.0 million at March 31, 2026. During the three months ended June 30, 2026, net unrealized losses on investment securities decreased by $1.8 million. The Bank purchased $28.4 million of investment securities, consisting of $14.6 million of agency mortgage backed securities and collateralized mortgage obligations and $13.8 million of non-agency collateralized mortgage obligations during the second quarter of 2026. The remaining change in investment securities during the second quarter of 2026 was due to paydowns of $28.5 million and a call of $1.0 million, partially offset by net accretion of $1.5 million recorded on investment securities. The overall duration of the Company's investment securities portfolio was 4.5 years at June 30, 2026 compared to 4.7 years at March 31, 2026. See Appendix B for a summary of the Bank's investment securities at June 30, 2026, highlighting their concentrations and credit ratings.
Deposits
During the second quarter of 2026, deposits decreased by $7.4 million and totaled $4.6 billion at both June 30, 2026 and March 31, 2026. Time deposits, interest-bearing demand deposits and savings deposits decreased by $27.1 million, $24.7 million and $3.1 million, respectively. These decreases were partially offset by increases in non-interest demand deposits of $38.2 million and money market deposits of $9.3 million from March 31, 2026 to June 30, 2026. The Bank continues to focus on shifting its deposit mix to include more lower cost deposits. The Bank's loan-to-deposit ratio was 89% at June 30, 2026 compared to 88% at March 31, 2026.
Borrowings
On June 30, 2026, the Company redeemed the $31.0 million outstanding 4.50% fixed-to-floating rate subordinated notes assumed from Codorus Valley Bancorp, Inc. on July 1, 2024. At the time of redemption, the subordinated notes had an interest rate of 7.72%. During the three months ended June 30, 2026, the Company amortized the remaining fair value mark of $1.6 million to interest expense as a result of the redemption.
The Company actively manages its liquidity position through its various sources of funding to meet the needs of its clients. FHLB advances and other borrowings were $274.8 million at June 30, 2026 compared to $206.7 million at March 31, 2026. The increase was due to higher utilization of borrowings during the second quarter of 2026 primarily to fund loan growth. Despite the quarter-end increase, average FHLB advances and other borrowings decreased by $84.8 million from the three months ended March 31, 2026 to the three months ended June 30, 2026. The Bank seeks to maintain sufficient liquidity to ensure that client needs can be addressed in a timely basis. The Bank had available alternative funding sources, such as FHLB advances and other wholesale options, of $1.8 billion at both June 30, 2026 and March 31, 2026.

Income Statement
Net Interest Income and Margin
Net interest income was $48.8 million for the three months ended June 30, 2026 compared to $49.0 million for the three months ended March 31, 2026. The net interest margin, on a tax equivalent basis, decreased to 3.87% in the second quarter of 2026 from 3.90% in the first quarter of 2026. The decrease is primarily the result of the accelerated amortization of the subordinated notes' fair value mark in the second quarter of 2026. Excluding the amortization of the fair value mark on the redeemed subordinated notes, net interest margin was 4.00% (1) in the second quarter of 2026. A decrease of eight basis points in the cost of interest-bearing deposits during the second quarter of 2026 partially offset the impact of the amortization of the fair value mark from the subordinated note redemption.
Interest income on loans, on a tax equivalent basis, increased by $0.3 million to $63.5 million for the three months ended June 30, 2026 compared to $63.2 million for the three months ended March 31, 2026. There was no significant change in the net accretion impact of the purchase accounting marks on loans between the first and second quarters of 2026.
Interest income on investment securities, on a tax equivalent basis, was $11.1 million for both the second and first quarters of 2026. Interest income on investments securities benefited from the purchases of higher yielding investment securities despite a $12.1 million decrease in average investment securities during the three months ended June 30, 2026 compared to the three months ended March 31, 2026. The decrease in average investment securities between the periods was due to the timing of purchases and paydowns.
Interest expense, on a tax equivalent basis, increased by $0.5 million to $25.9 million for the three months ended June 30, 2026 compared to $25.4 million for the three months ended March 31, 2026. Borrowing costs increased by $0.8 million during the three months ended June 30, 2026 compared to the three months ended March 31, 2026 due to the accelerated amortization of the remaining subordinated debt fair value mark of $1.6 million. The cost of deposits decreased by eight basis points during the three months ended June 30, 2026 compared to the three months ended March 31, 2026.
Average interest-bearing deposits increased by $38.3 million during the three months ended June 30, 2026 compared to the three months ended March 31, 2026. Average FHLB advances and other borrowings decreased by $84.8 million from the three months ended March 31, 2026 to the three months ended June 30, 2026. There were seasonal deposit declines in the first quarter of 2026, which increased borrowing balances. However, significant deposit inflow from seasonal sources in the back half of the first quarter enabled the Bank to substantially reduce its borrowing levels.
Provision for Credit Losses on Loans
The allowance for credit losses ("ACL") on loans decreased to $46.6 million at June 30, 2026 from $47.5 million at March 31, 2026. The ACL to total loans was 1.13% at June 30, 2026 compared to 1.17% at March 31, 2026. The Company recorded provision expense on loans of $0.4 million for the three months ended June 30, 2026 compared to $0.7 million for the three months ended March 31, 2026 partially due to the increase in loans. Net charge-offs were $1.2 million during the three months ended June 30, 2026 compared to $0.9 million during the three months ended March 31, 2026. As a result of improvements noted in underlying criteria, certain qualitative factors were adjusted, which reduced the ACL and partially offset the impact from the increase in loans and net charge-offs.
Classified loans decreased by $8.4 million to $49.2 million at June 30, 2026 from $57.6 million at March 31, 2026 due primarily to repayments of $7.8 million. Nonaccrual loans totaled $23.8 million at June 30, 2026 compared to $30.0 million at March 31, 2026. The decrease of $6.2 million in nonaccrual loans was due to repayments of $6.9 million, which included $4.2 million in commercial and land development loans that were on nonaccrual status and risk rated as substandard. Nonaccrual loans to total loans decreased to 0.58% at June 30, 2026 from 0.74% at March 31, 2026. Management believes the ACL to be adequate based on current asset quality metrics and economic forecasts.

(1) Non-GAAP measure. See Appendix A for additional information.

Noninterest Income
Noninterest income decreased by $1.8 million to $13.8 million for the three months ended June 30, 2026 from $15.6 million for the three months ended March 31, 2026.
Income from life insurance decreased by $2.4 million to $1.4 million for the three months ended June 30, 2026 compared to $3.8 million for the three months ended March 31, 2026. During the first quarter of 2026, the Company recorded $2.4 million in income from life insurance policy death benefits.
Swap fee income decreased by $0.6 million to $0.7 million for the three months ended June 30, 2026 compared to $1.3 million for the three months ended March 31, 2026. Swap fee income will fluctuate based on market conditions and client demand.
Wealth management income increased by $0.3 million to $5.9 million for the three months ended June 30, 2026 compared to $5.6 million for the three months ended March 31, 2026.
Noninterest Expenses
Noninterest expenses increased by $1.0 million to $37.7 million for the three months ended June 30, 2026 from $36.7 million in the three months ended March 31, 2026.
Salaries and benefits expense increased by $1.0 million to $22.2 million for the three months ended June 30, 2026 compared to $21.2 million for the three months ended March 31, 2026. The increase during the second quarter of 2026 was due primarily to the impact from merit salary increases in May, higher healthcare costs due to claim volume and the impact of one extra day compared to the prior quarter.
Occupancy, furniture and equipment expense decreased by $0.3 million to $3.9 million for the three months ended June 30, 2026 compared to $4.2 million for the three months ended March 31, 2026 due to seasonal expenses incurred during the first quarter of 2026.
Advertising and bank promotions expense increased by $0.4 million to $1.1 million in the three months ended June 30, 2026 from $0.7 million in the three months ended March 31, 2026 due to $0.7 million in contributions to tax credit programs during the second quarter of 2026. Taxes other than income decreased by $0.6 million to $0.4 million in the three months ended June 30, 2026 compared to $1.0 million in the three months ended March 31, 2026. This decrease reflects the tax credits recognized in the second quarter of 2026 as result of the charitable contributions.
Other operating expenses increased by $0.2 million to $4.3 million for the three months ended June 30, 2026 compared to $4.1 million for the three months ended March 31, 2026. This was due primarily to an increase of $0.2 million in mark-to-market losses on non-hedging derivatives from the first quarter of 2026 to the second quarter of 2026.
Income Taxes
The Company's effective tax rate was 14.2% for the second quarter of 2026 compared to 20.7% for the first quarter of 2026. The Company's effective tax rate for the three months ended June 30, 2026 is less than the 21% federal statutory rate primarily due to the purchase of federal income tax credits, which reduced income tax expense by $1.6 million. In addition, the effective tax rate was impacted by tax-exempt income, including interest earned on tax-exempt loans and securities and non-taxable income from life insurance policies and tax credits partially offset by the disallowed portion of interest expense against earnings in association with the Bank's tax-exempt investments under the Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA"). The Company regularly analyzes its projected taxable income and makes adjustments to the provision for income taxes accordingly.
Capital
Shareholders’ equity totaled $621.7 million at June 30, 2026 compared to $603.2 million at March 31, 2026. The increase of $18.5 million is primarily due to net income of $21.2 million, other comprehensive income of $1.9 million and share-based compensation activity of $1.3 million, partially offset by dividends of $5.9 million.
Tangible book value per common share(1) increased to $26.71 at June 30, 2026 from $25.76 at March 31, 2026. The Company's tangible common equity ratio was 9.5% of total tangible assets at June 30, 2026 compared to 9.2% at March 31, 2026. Return on average tangible common equity per common share(1) was 16.86% for the three months ended June 30, 2026 compared to 17.96% for the three months ended March 31, 2026. The decrease in the return on average tangible common equity per common share was primarily due to the increase in average shareholders' equity.
(1) Non-GAAP measure. See Appendix A for additional information.

Most of the Company's capital ratios increased during the three months ended June 30, 2026 compared to the three months ended March 31, 2026 due to earnings. Total risk-based capital declined over that period due to the redemption of subordinated debt. The Company's tier 1 common equity, tier 1 capital and total risk-based capital ratios were 12.0%, 12.2% and 13.2%, respectively, at June 30, 2026 compared to 11.8%, 12.0% and 13.5%, respectively, at March 31, 2026. The Company's Tier 1 leverage ratio increased to 10.1% at June 30, 2026 compared to 9.7% at March 31, 2026.
At June 30, 2026, all four capital ratios applicable to the Company were above regulatory minimum levels to be deemed “well capitalized” under current bank regulatory guidelines. The Company continues to believe that capital is adequate to support the risks inherent in the balance sheet, as well as growth requirements.

Investor Relations Contact:
Neelesh Kalani
Executive Vice President, Chief Financial Officer
Phone (717) 510-7097

FINANCIAL HIGHLIGHTS (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
(In thousands)	2026	2025	2026	2025
Profitability for the period:
Net interest income	$48,831	$49,512	$97,836	$98,273
Provision for (recovery of) credit losses - loans	338	209	1,066	(345)
Recovery of credit losses - unfunded loan commitments	—	(100)	(376)	(100)
Noninterest income	13,836	12,915	29,413	24,539
Noninterest expenses	37,666	37,614	74,394	75,790
Income before income tax expense	24,663	24,704	52,165	47,467
Income tax expense	3,505	5,256	9,198	9,968
Net income available to common shareholders	$21,158	$19,448	$42,967	$37,499

Financial ratios:
Return on average assets (1)	1.53%	1.45%	1.56%	1.40%
Return on average assets, adjusted (1)(3)(4)	n/a	1.51%	n/a	1.48%
Return on average equity (1)	13.96%	14.56%	14.35%	14.28%
Return on average equity, adjusted (1)(3)(4)	n/a	15.12%	n/a	15.05%
Net interest margin (1)	3.87%	4.07%	3.89%	4.04%
Net interest margin, adjusted (1)(2)(4)	4.00%	n/a	3.95%	n/a
Efficiency ratio	60.1%	60.3%	58.5%	61.7%
Efficiency ratio, adjusted (2)(3)(4)	58.6%	58.7%	57.7%	59.6%
Income per common share:
Basic	$1.10	$1.01	$2.23	$1.96
Basic, adjusted (3)(4)	n/a	$1.05	n/a	$2.06
Diluted	$1.09	$1.01	$2.21	$1.94
Diluted, adjusted (3)(4)	n/a	$1.04	n/a	$2.04

Average equity to average assets	10.97%	9.97%	10.89%	9.81%

(1) Annualized for the three and six months ended June 30, 2026 and 2025.
(2) Ratio has been adjusted for accelerated amortization of the remaining fair value mark of $1.6 million from the redemption of the subordinated notes during the three and six months ended June 30, 2026.

(3) Ratio has been adjusted for the non-recurring charges for the three and six months ended June 30, 2025.
(4) Non-GAAP based financial measure. Please refer to Appendix A - Supplemental Reporting of Non-GAAP Measures and GAAP to Non-GAAP Reconciliations for a discussion of our use of non-GAAP based financial measures, including tables reconciling GAAP and non-GAAP financial measures appearing herein.

FINANCIAL HIGHLIGHTS (Unaudited)
(continued)
	June 30,	December 31,
(Dollars in thousands, except per share amounts)	2026	2025
At period-end:
Total assets	$5,612,151	$5,542,255
Loans, net of allowance for credit losses	4,066,399	3,973,012
Loans held-for-sale, at fair value	3,639	6,090
Securities available for sale, at fair value	949,281	952,740
Total deposits	4,620,023	4,528,774
FHLB advances and other borrowings and Securities sold under agreements to repurchase	282,362	299,243
Subordinated notes and trust preferred debt	8,049	37,122
Shareholders' equity	621,650	591,535

Credit quality and capital ratios (1):
Allowance for credit losses to total loans	1.13%	1.19%
Total nonaccrual loans to total loans	0.58%	0.70%
Nonperforming assets to total assets	0.44%	0.51%
Allowance for credit losses to nonaccrual loans	196%	170%
Total risk-based capital:
Orrstown Financial Services, Inc.	13.2%	13.3%
Orrstown Bank	13.1%	13.3%
Tier 1 risk-based capital:
Orrstown Financial Services, Inc.	12.2%	11.7%
Orrstown Bank	12.1%	12.2%
Tier 1 common equity risk-based capital:
Orrstown Financial Services, Inc.	12.0%	11.5%
Orrstown Bank	12.1%	12.2%
Tier 1 leverage capital:
Orrstown Financial Services, Inc.	10.1%	9.5%
Orrstown Bank	10.0%	9.9%

Book value per common share	$31.60	$30.32

(1) Capital ratios are estimated for the current period, subject to regulatory filings. The Company elected the three-year phase in option for the day-one impact of ASU 2016-13 for current expected credit losses ("CECL") to regulatory capital. At December 31, 2025, the Company adjusted retained earnings, allowance for credit losses includable in tier 2 capital and the deferred tax assets from temporary differences in risk weighted assets by the permitted percentage of the day-one impact from adopting the CECL standard. At June 30, 2026, the day-one impact of ASU 2016-13 was fully applied to the capital ratios.

ORRSTOWN FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands, except per share amounts)	June 30, 2026	December 31, 2025
Assets
Cash and due from banks	$58,319	$42,083
Interest-bearing deposits with banks	86,522	107,691
Cash and cash equivalents	144,841	149,774
Restricted investments in bank stocks	27,429	26,717
Securities available for sale (amortized cost of $973,712 and $972,138 at June 30, 2026 and December 31, 2025, respectively)	949,281	952,740
Loans held for sale, at fair value	3,639	6,090
Loans	4,113,031	4,020,693
Less: Allowance for credit losses	(46,632)	(47,681)
Net loans	4,066,399	3,973,012
Premises and equipment, net	50,166	51,029
Cash surrender value of life insurance	147,787	146,994
Goodwill	69,751	69,751
Other intangible assets, net	33,572	37,990
Accrued interest receivable	19,789	21,473
Deferred tax assets, net	32,693	33,931
Other assets	66,804	72,754
Total assets	$5,612,151	$5,542,255

Liabilities
Deposits:
Noninterest-bearing	$920,851	$870,906
Interest-bearing	3,699,172	3,657,868
Total deposits	4,620,023	4,528,774
Securities sold under agreements to repurchase and federal funds purchased	7,594	24,542
FHLB advances and other borrowings	274,768	274,701
Subordinated notes and trust preferred debt	8,049	37,122
Other liabilities	80,067	85,581
Total liabilities	4,990,501	4,950,720

Shareholders’ Equity
Preferred stock, $1.25 par value per share; 500,000 shares authorized; no shares issued or outstanding	—	—
Common stock, no par value—$0.05205 stated value per share; 50,000,000 shares authorized; 19,710,341 shares issued and 19,669,802 outstanding at June 30, 2026; 19,711,628 shares issued and 19,507,208 outstanding at December 31, 2025	1,026	1,026
Additional paid—in capital	421,960	424,596
Retained earnings	217,969	186,752
Accumulated other comprehensive loss	(17,826)	(15,201)
Treasury stock— 40,539 and 204,420 shares, at cost at June 30, 2026 and December 31, 2025, respectively	(1,479)	(5,638)
Total shareholders’ equity	621,650	591,535
Total liabilities and shareholders’ equity	$5,612,151	$5,542,255

ORRSTOWN FINANCIAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share amounts)	2026	2025	2026	2025
Interest income
Loans	$63,315	$63,036	$126,310	$126,468
Investment securities - taxable	9,906	9,406	19,757	18,350
Investment securities - tax-exempt	842	878	1,723	1,753
Short-term investments	639	1,513	1,276	3,781
Total interest income	74,702	74,833	149,066	150,352
Interest expense
Deposits	21,687	22,855	43,673	47,115
Securities sold under agreements to repurchase and federal funds purchased	29	106	126	190
FHLB advances and other borrowings	1,635	1,030	3,990	2,148
Subordinated notes and trust preferred debt	2,520	1,330	3,441	2,626
Total interest expense	25,871	25,321	51,230	52,079
Net interest income	48,831	49,512	97,836	98,273
Provision for (recovery of) credit losses - loans	338	209	1,066	(345)
Recovery of credit losses - unfunded loan commitments	—	(100)	(376)	(100)
Net interest income after provision for (recovery of) credit losses	48,493	49,403	97,146	98,718
Noninterest income
Service charges	2,734	2,630	5,605	5,025
Interchange income	1,602	1,441	3,115	2,868
Swap fee income	651	669	1,990	1,063
Wealth management income	5,946	5,267	11,503	10,682
Mortgage banking activities	436	478	762	780
Income from life insurance	1,376	1,311	5,137	2,600
Investment securities gains	57	8	55	21
Other income	1,034	1,111	1,246	1,500
Total noninterest income	13,836	12,915	29,413	24,539
Noninterest expenses
Salaries and employee benefits	22,229	21,364	43,386	41,752
Occupancy, furniture and equipment	3,887	4,211	8,108	8,886
Data processing	1,703	965	3,240	1,889
Advertising and bank promotions	1,126	1,077	1,809	1,576
FDIC insurance	634	674	1,183	1,498
Professional services	1,202	2,016	2,423	3,842
Taxes other than income	392	295	1,417	1,237
Intangible asset amortization	2,179	2,472	4,418	5,007
Merger-related expenses	—	968	—	2,617
Restructuring expenses	—	—	—	91
Other operating expenses	4,314	3,572	8,410	7,395
Total noninterest expenses	37,666	37,614	74,394	75,790
Income before income tax expense	24,663	24,704	52,165	47,467
Income tax expense	3,505	5,256	9,198	9,968
Net income	$21,158	$19,448	$42,967	$37,499
continued

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2026	2025	2026	2025
Share information:
Basic earnings per share	$1.10	$1.01	$2.23	$1.96
Diluted earnings per share	$1.09	$1.01	$2.21	$1.94
Dividends paid per share	$0.30	$0.26	$0.60	$0.52
Weighted average shares - basic	19,313	19,173	19,293	19,165
Weighted average shares - diluted	19,432	19,342	19,421	19,335

ANALYSIS OF NET INTEREST INCOME
Average Balances and Interest Rates, Taxable-Equivalent Basis (Unaudited)
	Three Months Ended
	6/30/2026			3/31/2026			12/31/2025			9/30/2025			6/30/2025
		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-
	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent
(In thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Federal funds sold & interest-bearing bank balances	$69,784	$639	3.67%	$70,086	$637	3.69%	$103,886	$1,017	3.88%	$101,728	$1,123	4.38%	$136,106	$1,513	4.46%
Investment securities (1)(2)	971,932	11,096	4.57	984,060	11,079	4.51	976,957	11,177	4.58	906,399	10,593	4.67	904,119	10,626	4.70
Loans (1)(3)(4)(5)	4,075,290	63,542	6.25	4,070,889	63,214	6.29	3,997,842	64,635	6.42	3,979,044	65,975	6.58	3,894,978	63,246	6.52
Total interest-earning assets	5,117,006	75,277	5.90	5,125,035	74,930	5.91	5,078,685	76,829	6.01	4,987,171	77,691	6.19	4,935,203	75,385	6.13
Other assets	425,913			423,779			426,626			433,659			439,569
Total assets	$5,542,919			$5,548,814			$5,505,311			$5,420,830			$5,374,772
Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$2,577,915	13,629	2.12	$2,534,291	13,796	2.21	$2,471,895	14,078	2.26	$2,450,034	14,145	2.29	$2,463,687	13,880	2.26
Savings deposits	260,712	128	0.20	259,585	143	0.22	262,240	164	0.25	264,761	164	0.25	269,309	165	0.25
Time deposits	900,412	7,930	3.53	906,875	8,047	3.60	912,611	8,342	3.63	897,416	8,330	3.68	914,108	8,810	3.87
Total interest-bearing deposits	3,739,039	21,687	2.33	3,700,751	21,986	2.41	3,646,746	22,584	2.46	3,612,211	22,639	2.49	3,647,104	22,855	2.51
Securities sold under agreements to repurchase and federal funds purchased	12,024	29	0.98	23,674	97	1.66	27,348	105	1.52	27,772	107	1.53	25,917	106	1.64
FHLB advances and other borrowings	175,734	1,635	3.73	248,357	2,355	3.85	238,806	2,371	3.94	168,939	1,791	4.21	104,068	1,030	3.97
Subordinated notes and trust preferred debt	36,664	2,520	27.57	37,175	921	10.05	37,023	669	7.17	68,749	1,597	9.21	68,910	1,330	7.74
Total interest-bearing liabilities	3,963,461	25,871	2.62	4,009,957	25,359	2.56	3,949,923	25,729	2.58	3,877,671	26,134	2.67	3,845,999	25,321	2.64
Noninterest-bearing demand deposits	889,378			850,415			882,552			902,128			904,031
Other liabilities	81,981			89,112			93,977			89,086			89,058
Total liabilities	4,934,820			4,949,484			4,926,452			4,868,885			4,839,088
Shareholders' equity	608,099			599,330			578,859			551,945			535,684
Total	$5,542,919			$5,548,814			$5,505,311			$5,420,830			$5,374,772
Taxable-equivalent net interest income / net interest spread		49,406	3.28%		49,571	3.35%		51,100	3.43%		51,557	3.52%		50,064	3.49%
Taxable-equivalent net interest margin			3.87%			3.90%			4.00%			4.11%			4.07%
Taxable-equivalent adjustment		(575)			(566)			(569)			(569)			(552)
Net interest income		$48,831			$49,005			$50,531			$50,988			$49,512
Ratio of average interest-earning assets to average interest-bearing liabilities			129%			128%			129%			129%			128%

NOTES:
(1) Yields and interest income on tax-exempt assets have been computed on a taxable-equivalent basis assuming a 21% tax rate.
(2) Average balance of investment securities is computed at fair value.
(3) Average balances include nonaccrual loans.
(4) Interest income on loans includes prepayment and late fees, where applicable.
(5) Interest income on loans includes accretion on purchase accounting marks of $4.3 million, $4.2 million, $4.7 million, $5.3 million and $4.9 million for the three months ended June 30, 2026, March 31, 2026, December 31, 2025, September 30, 2025 and June 30, 2025, respectively.

ANALYSIS OF NET INTEREST INCOME
Average Balances and Interest Rates, Taxable-Equivalent Basis (Unaudited)
(continued)
	Six Months Ended
	June 30, 2026			June 30, 2025
		Taxable-	Taxable-		Taxable-	Taxable-
	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent
(In thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Federal funds sold & interest-bearing bank balances	$69,934	$1,276	3.68%	$169,541	$3,781	4.50%
Investment securities (1)(2)	977,962	22,174	4.54	884,730	20,787	4.70
Loans (1)(3)(4)(5)	4,073,103	126,757	6.27	3,902,295	126,883	6.56
Total interest-earning assets	5,120,999	150,207	5.90	4,956,566	151,451	6.15
Other assets	424,852			443,528
Total assets	$5,545,851			$5,400,094
Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$2,556,224	27,424	2.16	$2,468,589	28,036	2.29
Savings deposits	260,152	271	0.21	271,104	330	0.25
Time deposits	903,625	15,978	3.57	942,387	18,749	4.01
Total interest-bearing deposits	3,720,001	43,673	2.37	3,682,080	47,115	2.58
Securities sold under agreements to repurchase and federal funds purchased	17,817	126	1.43	26,039	190	1.47
FHLB advances and other borrowings	211,844	3,990	3.80	108,439	2,148	3.99
Subordinated notes and trust preferred debt	36,918	3,441	18.80	68,825	2,626	7.69
Total interest-bearing liabilities	3,986,580	51,230	2.59	3,885,383	52,079	2.70
Noninterest-bearing demand deposits	870,004			895,924
Other liabilities	85,528			89,067
Total liabilities	4,942,112			4,870,374
Shareholders' equity	603,739			529,720
Total liabilities and shareholders' equity	$5,545,851			$5,400,094
Taxable-equivalent net interest income / net interest spread		98,977	3.31%		99,372	3.45%
Taxable-equivalent net interest margin			3.89%			4.04%
Taxable-equivalent adjustment		(1,141)			(1,099)
Net interest income		$97,836			$98,273
Ratio of average interest-earning assets to average interest-bearing liabilities			128%			128%

NOTES TO ANALYSIS OF NET INTEREST INCOME:
(1) Yields and interest income on tax-exempt assets have been computed on a taxable-equivalent basis assuming a 21% tax rate.
(2) Average balance of investment securities is computed at fair value.
(3) Average balances include nonaccrual loans.
(4) Interest income on loans includes prepayment and late fees, where applicable.
(5) Interest income on loans includes accretion on purchase accounting marks of $8.5 million and $11.5 million for the six months ended June 30, 2026 and 2025, respectively.

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)

(In thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Profitability for the quarter:
Net interest income	$48,831	$49,005	$50,531	$50,988	$49,512
Net provision for credit losses on loans and unfunded loan commitments	338	352	75	396	109
Noninterest income	13,836	15,577	14,392	13,382	12,915
Noninterest expenses	37,666	36,728	37,355	36,297	37,614
Income before income taxes	24,663	27,502	27,493	27,677	24,704
Income tax expense	3,505	5,693	6,002	5,812	5,256
Net income	$21,158	$21,809	$21,491	$21,865	$19,448

Financial ratios:
Return on average assets (1)	1.53%	1.59%	1.55%	1.60%	1.45%
Return on average assets, adjusted (1)(3)(4)	n/a	n/a	n/a	n/a	1.51%
Return on average equity (1)	13.96%	14.76%	14.73%	15.72%	14.56%
Return on average equity, adjusted (1)(3)(4)	n/a	n/a	n/a	n/a	15.12%
Net interest margin (1)	3.87%	3.90%	4.00%	4.11%	4.07%
Net interest margin, adjusted (1)(2)(4)	4.00%	n/a	n/a	n/a	n/a
Efficiency ratio	60.1%	56.9%	57.5%	56.4%	60.3%
Efficiency ratio, adjusted (2)(3)(4)	58.6%	n/a	n/a	n/a	58.7%

Per share information:
Income per common share:
Basic	$1.10	$1.13	$1.12	$1.14	$1.01
Basic, adjusted (3)(4)	n/a	n/a	n/a	n/a	1.05
Diluted	1.09	1.12	1.11	1.13	1.01
Diluted, adjusted (3)(4)	n/a	n/a	n/a	n/a	1.04
Book value	31.60	30.76	30.32	29.33	28.07
Tangible book value(4)	26.71	25.76	25.21	24.12	22.77
Average tangible common equity(4)	16.86	17.96	18.15	19.70	18.43
Cash dividends paid	0.30	0.30	0.27	0.27	0.26

Average basic shares	19,313	19,274	19,251	19,224	19,173
Average diluted shares	19,432	19,410	19,384	19,364	19,342
(1) Annualized.
(2) Ratio has been adjusted for accelerated amortization of the remaining fair value mark of $1.6 million from the redemption of the subordinated notes during the three months ended June 30, 2026.
(3) Ratio has been adjusted for non-recurring expenses for the three months ended June 30, 2025. There were no non-recurring expenses for the three months ended June 30, 2026, March 31, 2026, December 31, 2025 and September 30, 2025.

(4) Non-GAAP based financial measure. Please refer to Appendix A - Supplemental Reporting of Non-GAAP Measures and GAAP to Non-GAAP Reconciliations for a discussion of our use of non-GAAP based financial measures, including tables reconciling GAAP and non-GAAP financial measures appearing herein.

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
(In thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Noninterest income:
Service charges	$2,734	$2,871	$3,225	$2,997	$2,630
Interchange income	1,602	1,513	1,553	1,620	1,441
Swap fee income	651	1,339	1,112	816	669
Wealth management income	5,946	5,557	5,739	5,277	5,267
Mortgage banking activities	436	326	503	522	478
Income from life insurance	1,376	3,761	1,331	1,471	1,311
Other income	1,034	212	834	629	1,111
Investment securities gains (losses)	57	(2)	95	50	8
Total noninterest income	$13,836	$15,577	$14,392	$13,382	$12,915

Noninterest expenses:
Salaries and employee benefits	$22,229	$21,157	$21,980	$21,439	$21,364
Occupancy, furniture and equipment	3,887	4,221	4,017	4,075	4,211
Data processing	1,703	1,537	1,292	1,116	965
Advertising and bank promotions	1,126	683	561	154	1,077
FDIC insurance	634	549	683	652	674
Professional services	1,202	1,221	1,947	1,703	2,016
Taxes other than income	392	1,025	574	828	295
Intangible asset amortization	2,179	2,239	2,348	2,410	2,472
Merger-related expenses	—	—	—	—	968
Other operating expenses	4,314	4,096	3,953	3,920	3,572
Total noninterest expenses	$37,666	$36,728	$37,355	$36,297	$37,614

HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
(In thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Balance Sheet at quarter end:
Cash and cash equivalents	$144,841	$161,136	$149,774	$184,146	$149,377
Restricted investments in bank stocks	27,429	23,984	26,717	24,111	21,204
Securities available for sale	949,281	947,018	952,740	890,357	885,373
Loans held for sale, at fair value	3,639	3,366	6,090	6,026	5,206
Loans:
Commercial real estate:
Owner occupied	679,295	645,026	644,713	629,481	622,315
Non-owner occupied	1,305,379	1,322,251	1,260,198	1,254,959	1,203,038
Multi-family	229,425	216,658	236,703	234,782	239,388
Non-owner occupied residential	150,917	151,560	155,749	163,138	165,479
Agricultural	97,729	114,409	121,417	118,596	124,291
Commercial and industrial	489,247	481,815	489,371	479,929	487,063
Acquisition and development:
1-4 family residential construction	39,344	46,355	41,489	41,141	38,490
Commercial and land development	198,399	198,957	198,234	195,158	198,889
Municipal	33,950	27,744	25,302	28,664	28,693
Total commercial loans	3,223,685	3,204,775	3,173,176	3,145,848	3,107,646
Residential mortgage:
First lien	501,306	484,022	478,870	476,006	469,569
Home equity – term	5,401	5,685	5,972	5,800	5,784
Home equity – lines of credit	344,495	327,141	321,438	311,458	305,968
Other - term(1)	20,929	22,442	22,906	23,737	25,384
Installment and other loans	17,215	17,254	18,331	16,887	17,028
Total loans	4,113,031	4,061,319	4,020,693	3,979,736	3,931,379
Allowance for credit losses	(46,632)	(47,463)	(47,681)	(48,105)	(47,898)
Net loans held for investment	4,066,399	4,013,856	3,973,012	3,931,631	3,883,481
Goodwill	69,751	69,751	69,751	69,751	69,751
Other intangible assets, net	33,572	35,751	37,990	40,338	42,748
Total assets	5,612,151	5,576,972	5,542,255	5,470,233	5,387,645
Total deposits	4,620,023	4,627,424	4,528,774	4,533,560	4,516,625
FHLB advances and other borrowings and Securities sold under agreements to repurchase	282,362	225,958	299,243	241,719	166,381
Subordinated notes and trust preferred debt	8,049	37,274	37,122	36,970	69,021
Total shareholders' equity	621,650	603,184	591,535	571,936	548,448

(1) Other - term includes property assessed clean energy ("PACE") loans.

HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Capital and credit quality measures(1):
Total risk-based capital:
Orrstown Financial Services, Inc.	13.2%	13.5%	13.3%	13.1%	13.3%
Orrstown Bank	13.1%	13.6%	13.3%	12.9%	13.3%
Tier 1 risk-based capital:
Orrstown Financial Services, Inc.	12.2%	12.0%	11.7%	11.3%	11.1%
Orrstown Bank	12.1%	12.5%	12.2%	11.8%	12.1%
Tier 1 common equity risk-based capital:
Orrstown Financial Services, Inc.	12.0%	11.8%	11.5%	11.1%	10.9%
Orrstown Bank	12.1%	12.5%	12.2%	11.8%	12.1%
Tier 1 leverage capital:
Orrstown Financial Services, Inc.	10.1%	9.7%	9.5%	9.3%	9.0%
Orrstown Bank	10.0%	10.2%	9.9%	9.6%	9.8%

Average equity to average assets	10.97%	10.80%	10.51%	10.18%	9.97%
Allowance for credit losses to total loans	1.13%	1.17%	1.19%	1.21%	1.22%
Total nonaccrual loans to total loans	0.58%	0.74%	0.70%	0.66%	0.57%
Nonperforming assets to total assets	0.44%	0.56%	0.51%	0.48%	0.42%
Allowance for credit losses to nonaccrual loans	196%	158%	170%	184%	214%

Other information:
Net charge-offs	$1,169	$946	$499	$189	$115
Classified loans	49,190	57,584	58,351	64,089	65,754
Nonperforming and other risk assets:
Nonaccrual loans	23,751	30,025	28,031	26,191	22,423
Other real estate owned	1,055	1,055	—	—	—
Total nonperforming assets	24,806	31,080	28,031	26,191	22,423
Financial difficulty modifications still accruing	1,794	949	1,253	1,245	5,759
Loans past due 90 days or more and still accruing	853	443	1,040	497	1,312
Total nonperforming and other risk assets	$27,453	$32,472	$30,324	$27,933	$29,494

(1) Capital ratios are estimated for the current period, subject to regulatory filings. The Company elected the three-year phase in option for the day-one impact of ASU 2016-13 for current expected credit losses ("CECL") to regulatory capital. Beginning in 2023, the Company adjusted retained earnings, allowance for credit losses includable in tier 2 capital and the deferred tax assets from temporary differences in risk weighted assets by the permitted percentage of the day-one impact from adopting the new CECL standard, which concluded at December 31, 2025. Starting with periods in 2026, the day-one impact of ASU 2016-13 was fully applied to the capital ratios.

Appendix A- Supplemental Reporting of Non-GAAP Measures and GAAP to Non-GAAP Reconciliations
Management believes providing certain other “non-GAAP” financial information will assist investors in their understanding of the effect on recent financial results from non-recurring charges.
As a result of acquisitions, the Company has intangible assets consisting of goodwill, core deposit and other intangible assets, which totaled $103.3 million and $107.7 million at June 30, 2026 and December 31, 2025, respectively. During the three and six months ended June 30, 2025, the Company incurred $1.0 million and $2.6 million in merger-related expenses, respectively. The Company did not incur merger-related or other non-recurring expenses during the three months ended June 30, 2026, March 31, 2026, December 31, 2025 and September 30, 2025.
On June 30, 2026, the Company redeemed the $31.0 million outstanding 4.50% fixed-to-floating rate subordinated notes assumed from Codorus Valley Bancorp, Inc. on July 1, 2024. During the three and six months ended June 30, 2026, the Company amortized the remaining fair value mark to interest expense as a result of the redemption, which reduced net interest margin.
Tangible book value per common share, tangible common equity, and the impact of the accelerated amortization of fair value marks on net interest margin and the efficiency ratio and merger-related expenses on net income and associated ratios, as used by the Company in this earnings release, are determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). While we believe this information is a useful supplement to GAAP based measures presented in this earnings release, readers are cautioned that this non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results and financial condition as reported under GAAP, nor are such measures necessarily comparable to non-GAAP performance measures that may be presented by other companies. This supplemental presentation should not be construed as an inference that our future results will be unaffected by similar adjustments to be determined in accordance with GAAP.
The following tables present the computation of each non-GAAP based measure:
(In thousands)

Tangible Book Value per Common Share	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Shareholders' equity (most directly comparable GAAP-based measure)	$621,650	$603,184	$591,535	$571,936	$548,448
Less: Goodwill	69,751	69,751	69,751	69,751	69,751
Other intangible assets	33,572	35,751	37,990	40,338	42,748
Related tax effect	(7,050)	(7,508)	(7,978)	(8,471)	(8,977)
Tangible common equity (non-GAAP)	$525,377	$505,190	$491,772	$470,318	$444,926

Common shares outstanding	19,670	19,611	19,507	19,501	19,536

Book value per share (most directly comparable GAAP-based measure)	$31.60	$30.76	$30.32	$29.33	$28.07
Intangible assets per share	4.89	5.00	5.11	5.21	5.30
Tangible book value per share (non-GAAP)	$26.71	$25.76	$25.21	$24.12	$22.77

Return on Average Common Equity	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Net Income	$21,158	$21,809	$21,491	$21,865	$19,448
Average shareholders' equity	$608,099	$599,330	$578,859	$551,945	$535,684
Less: Average goodwill	69,751	69,751	69,751	69,751	68,126
Less: Average other intangible assets, gross	34,920	37,132	39,467	41,809	44,304
Average tangible equity	$503,428	$492,447	$469,641	$440,385	$423,254
Return on average tangible equity (non-GAAP) (1)	16.86%	17.96%	18.15%	19.70%	18.43%
(1) - Annualized

(In thousands)	Three Months Ended					Six Months Ended
Adjusted Ratios for Non-recurring Charges	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	June 30, 2026	June 30, 2025
Net income (A) - most directly comparable GAAP-based measure	$21,158	$21,809	$21,491	$21,865	$19,448	$42,967	$37,499
Plus: Merger-related expenses (B)	—	—	—	—	968	—	2,617
Less: Related tax effect (C)	—	—	—	—	(221)	—	(590)
Adjusted net income (D=A+B-C) - Non-GAAP	$21,158	$21,809	$21,491	$21,865	$20,195	$42,967	$39,526

Average assets (E)	$5,542,919	$5,548,814	$5,505,311	$5,420,830	$5,374,772	$5,545,851	$5,400,094
Return on average assets (= A / E) - most directly comparable GAAP-based measure (1)	1.53%	1.59%	1.55%	1.60%	1.45%	1.56%	1.40%
Return on average assets, adjusted (= D / E) - Non-GAAP (1)	n/a	n/a	n/a	n/a	1.51%	n/a	1.48%

Average equity (F)	$608,099	$599,330	$578,859	$551,945	$535,684	$603,739	$529,720
Return on average equity (= A / F) - most directly comparable GAAP-based measure (1)	13.96%	14.76%	14.73%	15.72%	14.56%	14.35%	14.28%
Return on average equity, adjusted (= D / F) - Non-GAAP (1)	n/a	n/a	n/a	n/a	15.12%	n/a	15.05%

Weighted average shares - basic (G) - most directly comparable GAAP-based measure	19,313	19,274	19,251	19,224	19,173	19,293	19,165
Basic earnings (loss) per share (= A / G) - most directly comparable GAAP-based measure	$1.10	$1.13	$1.12	$1.14	$1.01	$2.23	$1.96
Basic earnings per share, adjusted (= D / G) - Non-GAAP	n/a	n/a	n/a	n/a	$1.05	n/a	$2.06

Weighted average shares - diluted (H) - most directly comparable GAAP-based measure	19,432	19,410	19,384	19,364	19,342	19,421	19,335
Diluted earnings (loss) per share (= A / H) - most directly comparable GAAP-based measure	$1.09	$1.12	$1.11	$1.13	$1.01	$2.21	$1.94
Diluted earnings per share, adjusted (= D / H) - Non-GAAP	n/a	n/a	n/a	n/a	$1.04	n/a	$2.04

continued

	Three Months Ended					Six Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	June 30, 2026	June 30, 2025
Noninterest expense (I) - most directly comparable GAAP-based measure	$37,666	$36,728	$37,355	$36,297	$37,614	$74,394	$75,790
Less: Merger-related expenses (B)	—	—	—	—	(968)	—	(2,617)
Adjusted noninterest expense (J = I - B) - Non-GAAP	$37,666	$36,728	$37,355	$36,297	$36,646	$74,394	$73,173

Net interest income (K)	$48,831	$49,005	$50,531	$50,988	$49,512	$97,836	$98,273
Noninterest income (L)	13,836	15,577	14,392	13,382	12,915	29,413	24,539
Total operating income (M = K + L) - most directly comparable GAAP-based measure	$62,667	$64,582	$64,923	$64,370	$62,427	$127,249	$122,812
Plus: Accelerated amortization of fair value mark on redeemed subordinated notes (N)	1,624	—	—	—	—	1,624	—
Adjusted total operating income (O = M + N) - Non-GAAP	$64,291	$64,582	$64,923	$64,370	$62,427	$128,873	$122,812

Efficiency ratio (= I / M) - most directly comparable GAAP-based measure	60.1%	56.9%	57.5%	56.4%	60.3%	58.5%	61.7%
Efficiency ratio, adjusted (= J / N) - Non-GAAP	58.6%	n/a	n/a	n/a	58.7%	57.7%	59.6%

(1) Annualized

	Three Months Ended June 30, 2026
	Average Balance - most directly comparable GAAP-based measure	Taxable-Equivalent Interest - most directly comparable GAAP-based measure	Less: accelerated amortization on fair value mark from subordinated notes redemption	Adjusted Taxable-Equivalent Interest - Non-GAAP	Taxable-Equivalent Rate - most directly comparable GAAP-based measure	Adjusted Taxable-Equivalent Rate - Non-GAAP
Total interest-earning assets	$5,117,006	$75,277	$—	$75,277	5.90%	5.90%

Total interest-bearing liabilities	$3,963,461	$25,871	$(1,624)	$24,247	2.62%	2.45%

Taxable-equivalent net interest income / net interest spread		$49,406	$1,624	$51,030	3.28%	3.45%

Taxable-equivalent net interest margin					3.87%	4.00%

	Six Months Ended June 30, 2026
	Average Balance - most directly comparable GAAP-based measure	Taxable-Equivalent Interest - most directly comparable GAAP-based measure	Less: accelerated amortization on fair value mark from subordinated notes redemption	Adjusted Taxable-Equivalent Interest - Non-GAAP	Taxable-Equivalent Rate - most directly comparable GAAP-based measure	Adjusted Taxable-Equivalent Rate - Non-GAAP
Total interest-earning assets	$5,120,999	$150,207	$—	$150,207	5.90%	5.90%

Total interest-bearing liabilities	$3,986,580	$51,230	$(1,624)	$49,606	2.59%	2.51%

Taxable-equivalent net interest income / net interest spread		$98,977	$1,624	$100,601	3.31%	3.40%

Taxable-equivalent net interest margin					3.89%	3.95%

Appendix B- Investment Portfolio Concentrations
The following table summarizes the credit ratings and collateral associated with the Company's investment security portfolio, excluding equity securities, at June 30, 2026:
(In thousands)

Sector	Portfolio Mix	Amortized Book	Fair Value	Credit Enhancement	AAA	AA	A	BBB	BB	NR	Collateral / Guarantee Type
Unsecured ABS	—%	$2,327	$2,254	30%	—%	—%	—%	—%	—%	100%	Unsecured Consumer Debt
Student Loan ABS	—	2,553	2,548	33	—	—	—	—	—	100	Seasoned Student Loans
Federal Family Education Loan ABS	7	66,511	66,295	12	—	49	31	7	13	—	Federal Family Education Loan (1)
PACE Loan ABS	—	1,602	1,469	8	100	—	—	—	—	—	PACE Loans (2)
Non-Agency CMBS	3	29,576	29,437	29	—	—	—	—	—	100
Non-Agency RMBS	5	42,114	41,031	20	94	6	—	—	—	—	Reverse Mortgages (3)
Municipal - General Obligation	10	99,568	93,435		16	78	6	—	—	—
Municipal - Revenue	12	119,287	110,693		—	75	19	—	—	6
SBA ReRemic (5)	—	1,226	1,214		—	100	—	—	—	—	SBA Guarantee (4)
Small Business Administration	—	2,648	2,699		—	100	—	—	—	—	SBA Guarantee (4)
Agency MBS	25	238,301	234,635		—	100	—	—	—	—	Residential Mortgages (4)
Agency CMO	36	351,736	348,092		—	100	—	—	—	—
U.S. Treasury securities	2	15,012	14,206		—	100	—	—	—	—	U.S. Government Guarantee (4)
Corporate bonds	—	953	975		—	—	—	100	—	—
	100%	$973,414	$948,983		6%	83%	5%	1%	1%	4%

(1) 97% guaranteed by U.S. government
(2) PACE acronym represents Property Assessed Clean Energy loans
(3) Non-agency reverse mortgages with current structural credit enhancements
(4) Guaranteed by U.S. government or U.S. government agencies
(5) SBA ReRemic acronym represents Re-Securitization of Real Estate Mortgage Investment Conduits

Note: Ratings in table are the lowest of the six rating agencies (Standard & Poor's, Moody's, Fitch, Morningstar, DBRS and Kroll Bond Rating Agency). Standard & Poor's rates U.S. government obligations at AA+.

About the Company
With $5.6 billion in assets, Orrstown Financial Services, Inc. and its wholly-owned subsidiary, Orrstown Bank, provide a wide range of consumer and business financial services in Berks, Cumberland, Dauphin, Franklin, Lancaster, Perry and York Counties, Pennsylvania and Anne Arundel, Baltimore, Harford, Howard, and Washington Counties, Maryland, as well as Baltimore City, Maryland. The Company’s lending area also includes counties in Pennsylvania, Maryland, Delaware, Virginia and West Virginia within a 75-mile radius of the Company's executive and administrative offices as well as the District of Columbia. Orrstown Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the FDIC. Orrstown Financial Services, Inc.’s common stock is traded on Nasdaq (ORRF). For more information about Orrstown Financial Services, Inc. and Orrstown Bank, visit www.orrstown.com.
Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements reflect the current views of the Company's management with respect to, among other things, future events and the Company's financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates, predictions or projections about events or the Company's industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company's control. Accordingly, the Company cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements and there can be no assurances that the Company will achieve the desired level of new business development and new loans, growth in the balance sheet and fee-based revenue lines of business, cost savings initiatives and continued reductions in risk assets or mitigation of losses in the future. Factors which could cause the actual results to differ from those expressed or implied by the forward-looking statements include, but are not limited to, the following: interest rate changes or volatility; general economic conditions (including inflation and concerns about liquidity) on a national basis or in the local markets in which the Company operates; ineffectiveness of the Company’s strategic growth plan due to changes in current or future market conditions; the effects of competition and how it may impact our community banking model, including industry consolidation and development of competing financial products and services; changes in consumer behavior due to changing political, business and economic conditions, or legislative or regulatory initiatives; changes in, and evolving interpretations of, existing and future laws and regulations; changes in credit quality; inability to raise capital, if necessary, under favorable conditions; volatility in the securities markets; the demand for our products and services; deteriorating economic conditions; geopolitical tensions; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters and future pandemics; expenses associated with litigation and legal proceedings; and other risks and uncertainties, including those detailed in our Annual Report on Form 10-K for the year ended December 31, 2025 under the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in subsequent filings made with the Securities and Exchange Commission.
The foregoing list of factors is not exhaustive. If one or more events related to these or other risks or uncertainties materializes, or if the Company's underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company disclaims any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for the Company to predict those events or how they may affect it. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on the Company's behalf may issue.

The review period for subsequent events extends up to and includes the filing date of a public company’s financial statements, when filed with the Securities and Exchange Commission. Accordingly, the consolidated financial information presented in this announcement is subject to change. Annualized, pro forma, projected and estimated numbers in this document are used for illustrative purposes only and are not forecasts and may not reflect actual results.

####